Exhibit 99.1

ATLIS MOTOR VEHICLES INC.
[TBD]

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AMV2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V13779-Z85049

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ATLIS MOTOR VEHICLES INC.

The Board of Directors unanimously recommends you vote FOR Proposals 1 and 2.	**For**	**Against**	**Abstain**
1. **Holding Company Proposal –** To adopt and approve the Agreement and Plan of Merger by and among Atlis Motor Vehicles Inc., Nxu, Inc. and Atlis Merger Sub Inc.	☐	☐	☐
2. **Plan Proposal –** To adopt and approve the Nxu, Inc. 2023 Omnibus Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V13780-Z85049Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com.Continued and to be signed on reverse sideATLIS MOTOR VEHICLES INC.SPECIAL MEETING OF SHAREHOLDERSMay 9, 2023 8:00 a.m., Pacific TimeTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned hereby appoints each of Mark Hanchett and Annie Pratt (each, a "Proxy") as proxy, with the power to appoint a substitute to vote the shares that the undersigned is entitled to vote (the "Shares") at the special meeting of shareholders of Atlis Motor Vehicles Inc. to be held virtually on Tuesday, May 9, 2023 at 8:00 a.m., Pacific Time. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy's discretion on such other matters as may properly come before the special meeting.The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.